CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption
"Service Providers-Independent Auditors" and to the use of our report dated October 30, 1997, included in this Registration Statement (Form N-1A, No. 333-33365) of SAMCO Fund, Inc.

/s/ Ernst & Young LLP

New York, New York
October 30, 1997